UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: September 19, 2024

NovaBay Pharmaceuticals, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State of Other Jurisdiction of Incorporation)	001-33678 (Commission File Number)	68-0454536 (I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608 (Address of Principal Executive Offices) (Zip Code)

(510) 899-8800 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class Common Stock, par value $0.01 per share	Trading Symbol(s) NBY	Name of Each Exchange On Which Registered NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On September 19, 2024, NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and PRN Physician Recommended Nutriceuticals, LLC, a Delaware limited liability company (“PRN”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which PRN will acquire the Company’s eyecare products sold under the Avenova brand and the related assets (collectively, the “Purchased Assets”), which will constitute substantially all of the Company’s operating assets (the “Asset Sale Transaction”). PRN, however, will not purchase any of the Company’s other products and assets, including those that relate to the Company’s wound care, urology or dermatology businesses.

Upon consummation of the Asset Sale Transaction as contemplated by the Purchase Agreement (the “Closing”), the Company will sell the Purchased Assets to PRN and PRN will assume the specified Assumed Liabilities (as defined in the Purchase Agreement) for an aggregate cash purchase price of (i) $9,500,000, plus or minus (ii) an amount equal to the difference between the net working capital amount immediately prior to the Closing (the “Net Working Capital Amount”) and the target working capital value of $800,000 (the “Target Working Capital Value”) (collectively, the “Purchase Price”). The Net Working Capital Amount will be determined by the parties commencing 90 days after the Closing with such calculation applying accounting principles agreed upon by the parties. If the Net Working Capital Amount is less than the Target Working Capital Value, then the amount of such difference shall be paid to PRN solely from the Escrow Amount (as defined below), and if the Net Working Capital Amount is greater than the Target Working Capital Value, then such greater amount shall be paid by PRN to the Company subject to a limitation of $500,000. At the Closing, the Company and PRN will also enter into an escrow agreement, pursuant to which $500,000 of the Purchase Price will be held in an escrow account (the “Escrow Amount”) for a period of up to six (6) months following the Closing to satisfy amounts payable by the Company for any post-Closing Net Working Capital Amount, as provided above, or for indemnification claims.

The Purchase Agreement, the Asset Sale Transaction and the other transactions contemplated by the Purchase Agreement have been unanimously approved by the Company’s board of directors (the “Board”) and the Asset Sale Transaction must also be approved by the Company’s stockholders (the “Stockholder Approval”), as a condition to the Closing. The Closing is subject to the satisfaction or waiver of additional customary closing conditions including: (i) the parties’ representations and warranties being true and correct, with certain of those representations and warranties being subject to materiality and Material Adverse Effect (as defined in the Purchase Agreement) qualifications for purposes of satisfying this condition; (ii) the parties complying in all material respects with all of the covenants, agreements and obligations in the Purchase Agreement and the other transaction documents; (iii) each party receiving all approvals and authorizations required under the Purchase Agreement; (iv) no Material Adverse Effect has occurred and is continuing with respect to the Company; (v) the execution and/or delivery of certain related agreements and closing documents by each party; and (vi) the absence of any injunction or other legal prohibitions preventing consummation of the Asset Sale Transaction.

The Company expects to close the Asset Sale Transaction in the fourth quarter of 2024. Upon completion of the sale of the Purchased Assets and the Avenova business to PRN, the Company will have sold substantially all of its revenue generating and operating assets. As a result, and, as further described in Item 8.01 of this Current Report on Form 8-K, the Company plans, subject to the approval of the Company’s stockholders, to pursue an orderly wind down and dissolution of the Company in accordance with Delaware law. Accordingly, the Company plans to maintain and distribute the net proceeds received from the Asset Sale Transaction in accordance with such Delaware liquidation and dissolution process.

The Purchase Agreement contains customary representations and warranties provided by each of the Company and PRN to the other party that include those that relate to corporate organization, authority, the absence of conflicts, brokers and litigation. The Purchase Agreement also contains representations and warranties by the Company to PRN that relate to, among other things, title to the Purchased Assets, intellectual property matters, tax matters, regulatory matters, product liability and warranties, inventory, material contracts, compliance with laws, the sale process and the receipt of a fairness opinion. Similarly, the Purchase Agreement contains representations and warranties by PRN to the Company that relate to, among other things, PRN’s debt financing process to fund the purchase price, its ownership of any Company common stock and its financial sufficiency and solvency. The representations and warranties of the Company and PRN in the Purchase Agreement will generally survive until the 12-month anniversary of the Closing date, except for certain Fundamental Representations (as defined in the Purchase Agreement) designated to survive for sixty (60) days after the expiration of the statute of limitations.

The Purchase Agreement also contains covenants of the parties that are customary for a transaction of this nature, including covenants: (i) concerning the Company’s business conduct in the ordinary course prior to the Closing; (ii) prohibiting the Company and its representatives from soliciting, initiating or knowingly inducing, encouraging or facilitating any competing acquisition proposal, subject to certain limited exceptions in line with the Board’s fiduciary duties; (iii) allowing PRN to access the Company’s information with respect to the Purchased Assets and the Avenova business; (iv) providing for PRN to secure debt financing on terms and conditions that are commercially reasonable to fund the Purchase Price (the “Financing”); and (v) extending offers of employment to those employees of the Company who will be transferred to PRN upon the Closing. Pursuant to the Purchase Agreement, the Board also agreed to recommend to the Company’s stockholders that they approve the Asset Sale Transaction at a special meeting of stockholders; however, the Board in certain limited circumstances may change its recommendation in response to a Qualifying Acquisition Proposal that constitutes a Superior Proposal (as both terms are defined in the Purchase Agreement) (an “Adverse Recommendation Change”). Additionally, the Company and PRN have agreed to use commercially reasonable efforts to satisfy the closing conditions to the Purchase Agreement.

The Company and PRN have each agreed to indemnify the other party against certain losses due to breaches of their respective representations, warranties and covenants contained in the Purchase Agreement. In addition, the Company is indemnifying PRN for losses from the Excluded Assets (as defined in the Purchase Agreement) and the Excluded Liabilities (as defined in the Purchase Agreement). PRN is also indemnifying the Company for losses with respect to Assumed Liabilities. The indemnification provided by each of the Company and PRN for breaches of representations and warranties are subject to customary deductibles and caps and exceptions to such deductibles and caps, including in the case of fraud. Each party’s indemnification obligations for losses to each other for breaches of representations and warrants and covenants is further subject to a limitation of the amount of the Purchase Price.

The Purchase Agreement contains certain customary termination rights in favor of each of the Company and PRN. Subject to specified qualifications and exceptions, either the Company or PRN may terminate the Purchase Agreement (i) if the Closing has not occurred by December 31, 2024, (ii) if a court or other governmental authority restrains, enjoins, prohibits or otherwise makes illegal the consummation of the Asset Sale Transaction, (iii) if the Company does not receive Stockholder Approval for the Asset Sale Transaction, or (iv) if any of the representations and warranties of the other party become untrue or inaccurate or the Company breaches its covenants under the Purchase Agreement. PRN may also terminate the Purchase Agreement if the Board, prior to receiving Stockholder Approval, makes an Adverse Recommendation Change. The Company may also terminate the Purchase Agreement (a) to allow the Company to enter into a definitive agreement for a competing acquisition proposal that constitutes a Superior Proposal (as defined in the Purchase Agreement) and (b) if all conditions under the Purchase Agreement have been satisfied and PRN does not complete the Closing. PRN will be entitled to receive a termination fee of $500,000 under specified circumstances that include (A) termination of the Purchase Agreement by the Company to enter into a definitive agreement with respect to a Superior Proposal, (B) when the Company has effected an Adverse Recommendation Change or (C) if there is an Acquisition Proposal (as defined in the Purchase Agreement) and after the Purchase Agreement is terminated for specified reasons and then the Company consummates an Acquisition Proposal within twelve (12) months of termination. The Company will also be entitled to a termination fee of $500,000 if the Closing conditions in the Purchase Agreement have been satisfied and, after the Company provides PRN with written notice that it is ready to proceed with the Closing, PRN does not complete the Closing, including if PRN has not secured the Financing.

The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, in line with the Board’s fiduciary duties and evaluation of available information to act in the best interests of the stockholders, the Board will recommend that the Asset Sale Transaction be approved by the Company’s stockholders at a special meeting of the Company’s stockholders.

The foregoing description of the Purchase Agreement contains only a brief description of the material terms and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations and warranties made by the parties in the Purchase Agreement are to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. While the Company does not believe that these disclosure schedules contain information that the securities laws require the parties to publicly disclose (other than information that has already been disclosed), they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties because they are modified in important part by the underlying disclosure schedules and were made as of the dates specified in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as fact. Further, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company is currently unable to make a determination of the estimated amount or range of amounts of the charge that will result in future cash expenditures in connection with the Asset Sale Transaction, which transaction is subject to the satisfaction of closing conditions of the parties. If the Asset Sale Transaction is consummated and if and when the Company makes a determination of such an estimate or range of estimates, the Company undertakes to file an amended report on Form 8-K under this Item 2.05 within four (4) business days.

Item 7.01         Regulation FD Disclosure.

On September 20, 2024, the Company issued a press release announcing the entry into the Purchase Agreement described by Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01         Other Events.

In connection with the approval of the Purchase Agreement, the Asset Sale Transaction, and the other transactions contemplated by the Purchase Agreement, the Board, upon analysis of the best way to provide a return of the significant intrinsic value of the Avenova business to the Company’s stockholders if the Asset Sale Transaction is completed and after considering other factors, including the remaining assets of the Company after the Avenova business is sold, approved the voluntary liquidation and dissolution of the Company (the “Dissolution”) and adopted a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), subject to the Purchase Agreement being entered into and effective and stockholder approval being received at a special meeting of stockholders. The Board’s approval of the Plan of Dissolution became effective upon the signing of Asset Purchase Agreement on September 19, 2024. If the stockholders approve the Dissolution pursuant to the Plan of Dissolution, the Company currently plans to file a Certificate of Dissolution with the Secretary of State of Delaware and proceed with the Dissolution in accordance with the Plan of Dissolution and Delaware law as soon as practical following the special meeting and the Closing of the Asset Sale Transaction; however, such filing may be delayed or not filed at all as determined by the Board in its sole discretion.

If the Asset Sale Transaction is consummated, the Company will receive consideration at Closing of $9,000,000, as adjusted (upward or downward) for the post-Closing net working capital adjustment, less transaction expenses, with an additional $500,000 to be held in escrow for a period of six (6) months after the Closing as further described in Item 1.01 of this Current Report on Form 8-K. In general terms, if the Company dissolves pursuant to the Plan of Dissolution, the Company will cease conducting its business, wind up its affairs, dispose of its non-cash assets, pay or otherwise provide for its obligations, and distribute its remaining assets, if any, during a post-dissolution period. Pursuant to the statutory process, the distribution of the Company’s assets will likely take a minimum of nine (9) months, as required by the Delaware courts and Delaware law. With respect to the Dissolution, the Company will follow the dissolution and winding up procedures prescribed by the Delaware court under Delaware law.

Through the liquidation and dissolution process, the Company intends, to the fullest extent possible, to pay its creditors and discharge its liabilities, as well as return as much value that may remain to stockholders and other stakeholders, including unsecured convertible note holders, and warrant holders, consistent with the stockholder approved Plan of Dissolution. Assuming the Asset Sale Transaction closes, and the Dissolution of the Company proceeds in accordance with the stockholder approved Plan of Dissolution and Delaware law, then the Company plans to update its stockholders, debt holders, warrant holders and preferred stockholder with additional information and written notice as the court supervised liquidation and dissolution progresses. Any distributions from the Company will be made to its stockholders according to their holdings of common stock and preferred stock as of the date the Company files a Certificate of Dissolution, which due to the Dissolution, shall also be the date on which the Company closes its stock transfer books and discontinues recording transfers of its common stock, except for transfers by will, intestate succession or operation of law. Accordingly, there will be limited ability to sell or transfer your Company securities after the Certificate of Dissolution is filed.

The Purchase Agreement, the Asset Sale Transaction and the Dissolution are subject to the Company’s stockholder approval. The Company intends to file a proxy statement with the SEC with respect to a special meeting of the Company’s stockholders, at which meeting the Company’s stockholders will be asked to, among other items, consider and approve the Asset Sale Transaction and the Dissolution pursuant to the Plan of Dissolution (a copy of which is filed with this Current Report on Form 8-K and will be attached to the proxy statement). The Board reserves the right to abandon the Dissolution and the Plan of Dissolution, even if approved by the Company’s stockholders, if the Board, in its discretion, determines that the Dissolution or the Plan of Dissolution is no longer in the best interests of the Company and its stockholders.

The foregoing description of the Plan of Dissolution contains only a brief description of the material terms and does not purport to be a complete description of the rights and obligations of the parties to the Plan of Dissolution and such description is qualified in its entirety by reference to the full text of the Plan of Dissolution, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

The Company intends to file a preliminary proxy statement on Schedule 14A with the SEC with respect to the special meeting of Company stockholders to be held in connection with the Asset Sale Transaction and the Dissolution. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Asset Sale Transaction and the Dissolution. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING IN CONNECTION WITH THE ASSET SALE TRANSACTION AND THE DISSOLUTION, THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ASSET SALE TRANSACTION AND THE DISSOLUTION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Asset Sale Transaction and the Dissolution at the SEC’s website (http://www.sec.gov) or at the Company’s investor relations website https://novabay.com/investors/) or by writing to NovaBay Pharmaceuticals, Inc., Investor Relations, 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this Current Report on Form 8-K, and, therefore, is not incorporated herein by reference.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Asset Sale Transaction and the proposed Dissolution. A list of the names of the directors and executive officers of the Company and information regarding their interests in the Asset Sale Transaction and the Dissolution, including their respective ownership of the Company’s common stock and securities will be contained in the proxy statement for the proposed Asset Sale Transaction and the proposed Dissolution when available.  In addition, information about the Company’s directors and executive officers and their ownership in the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC on March 26, 2024, as amended on March 29, 2024 and as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K, including exhibits, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Asset Sale Transaction, the Dissolution and other related matters. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company’s and its management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the Asset Sale Transaction, statements regarding the Dissolution, the Company’s financial condition and its available capital resources to fund ongoing operations, the Company’s product offerings, marketing efforts, customers and suppliers and the impact of that the Asset Sale Transaction and the Dissolution may have. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated September 19, 2024, by and between NovaBay Pharmaceuticals, Inc. and PRN Physician Recommended Nutriceuticals, LLC
2.2	Plan of Complete Liquidation and Dissolution of NovaBay Pharmaceuticals, Inc.
99.1	Press Release dated as of September 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______
*Certain schedules and exhibits were omitted as well as certain confidential portions of the agreement by means of marking such portions with brackets (due to such confidential portions not being material and being the type of information that the Company treats as private or confidential) pursuant to Item 601 of Regulation S-K promulgated by the SEC. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit, or confidential portions of an exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: September 20, 2024